Exhibit 99.1

Demandware Announces Third Quarter 2013 Financial Results

Record Number of New Live Customer and New Live Site Launches

Enterprise Scale Retailers Continue to Turn to the Cloud for Digital Commerce

BURLINGTON, Mass.--(BUSINESS WIRE)--November 5, 2013--Demandware®, Inc. (NYSE: DWRE), the industry-leading provider of enterprise cloud commerce solutions, today announced strong financial results for its third quarter ended September 30, 2013.

Third Quarter Highlights

  Subscription revenue for the third quarter was $22.6 million, a 39% year over year increase from $16.3 million in the third quarter of 2012
  Total revenue for the third quarter was $24.5 million, a 31% year over year increase from $18.7 million in the third quarter of 2012
  184 live customers at September 30, 2013, an increase of 34% from 137 last year
  741 live revenue generating sites at September 30, 2013, an increase of 43% from 517 last year
  New Digital Store solution extends Demandware Commerce into the physical store

Subscription revenue in the third quarter was $22.6 million, a 39% increase over $16.3 million in the third quarter of 2012. On a comparable basis, excluding the $1.2 million in subscription revenue in the third quarter of 2012 from Neckermann GmbH, a Demandware customer that filed for insolvency proceedings on October 1, 2012, subscription revenue for the third quarter grew 50%. Total revenue for the third quarter was $24.5 million, a 31% increase from $18.7 million a year ago. Excluding the $1.7 million in total revenue from Neckermann in the third quarter of 2012, total revenue grew 44%.

“The strong momentum we saw in the first half continued in the third quarter,” stated Tom Ebling, Chief Executive Officer, Demandware. “We signed new contracts with enterprise scale retailers, like Jack Wolfskin and Payless ShoeSource. L’Oreal, an existing Demandware customer since 2010, also signed a new agreement that will significantly expand its global digital operations on the Demandware Commerce platform. The world’s largest and most demanding companies are turning to and growing on our omni-channel cloud solution. Our platform is enabling them to better manage the paradigm shift in retail being created by the convergence of traditional in store shopping and digital commerce. During the quarter, we also delivered on other key strategic initiatives which included extending the reach of Demandware Commerce further into brick and mortar retailers and strengthening our global presence, particularly in the Asia Pacific region. As we continue to execute on our growth strategy, we are in an even better position to capture significant market share in the multi-billion dollar market for digital commerce.”

  Demandware signed new contracts with companies around the globe including Eu Yan Sang in the Asia Pacific region, Hancock Fabrics and Payless ShoeSource in North America, and L’Oreal, M&Co (Mackays Stores), Rituals Cosmetics, and Stokke AS in Europe.
  Leading retailers and brands such as Avenue Stores, Cole Haan, HappyChic, Love Culture, Scotch & Soda, SkyMall, Sunbeam Products (Jarden Consumer Solutions) and World Kitchen, were among the companies that launched new initial sites on the Demandware Commerce platform during the third quarter.
  Existing customers like american golf, Dermalogica, Lacoste, Puma, Pure Fishing, Otterbox, PANDORA (with PFSWeb), Reitmans and Tempur Sealy International, Inc. (with eCommera) expanded their operations on the Demandware Commerce platform in the third quarter.

“The record number of new live customers and new live revenue generating sites launching on Demandware Commerce not only demonstrate the successful execution of our land and expand strategy, but also put us and our customers in a strong position for the upcoming holiday shopping season,” stated Scott Dussault, Demandware Chief Financial Officer. “Our proven track record with industry-leading retailers coupled with our investments in sales resulted in another extremely strong quarter for new customer acquisition, particularly with larger enterprise scale retailers. We are confident we are making the right investments in sales and marketing and research and development to drive our growth, platform performance and continual innovation in 2014 and beyond.”

Demandware’s loss from operations for the third quarter of 2013 was $6.8 million, as compared to a loss from operations of $3.6 million for the same period in 2012, reflecting the company's increased investments to support the growth of its business.

Demandware’s GAAP net loss for the third quarter of 2013 was $6.3 million, or $(0.20) per share attributable to common stockholders, as compared to a net loss of $3.5 million, or $(0.12) per share attributable to common stockholders, for the third quarter of 2012. Non-GAAP net loss for the third quarter of 2013 was $2.8 million, or $(0.09) per share, as compared to non-GAAP net loss of $1.3 million, or $(0.04) per share, for the third quarter of 2012. (1)

(1)Non-GAAP net loss excludes expenses related to stock-based compensation. Non-GAAP net loss per share excludes expenses related to stock-based compensation and the accretion of redeemable preferred stock.

Quarterly Conference Call

To access the call which will take place today at 8:30 a.m. ET, please dial (866) 318-8619 in the U.S. or +1 (617) 399-5138 internationally. The Passcode for the call is: 93778580. A live webcast of the call will also be available on the investor relations section of the company’s website. An audio replay will be available for one week following the conclusion of the call through November 12, 2013. The replay number is (888) 286-8010 in the U.S. or +1 (617) 801-6888 internationally. The Passcode for the replay is: 86779488. The replay will also be available as a webcast on Demandware’s Investor Relations website.

About Demandware

Demandware, a leader in digital commerce, enables the world’s premier retailers to move faster and grow faster in the changing face of retail. Demandware’s enterprise cloud platform minimizes the costs and complexities of running global, omni-channel commerce operations, and empowers retailers to respond with speed and agility to new market opportunities and continually evolving consumer expectations. For more information, visit www.demandware.com, call +1-888-553-9216 or email info@demandware.com.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Demandware's future financial performance, market growth, the demand for Demandware's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Demandware's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Demandware's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Demandware disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts for our solution; the seasonality of our business; our ability to manage our growth; the continued growth of the market for on-demand software; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales and implementation cycles for our solutions; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; changes in current tax or accounting rules; and other risk and uncertainties. Further information on potential factors that could affect actual results is included in Demandware’s reports filed with the SEC.

Non-GAAP Financial Measures

Demandware has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net loss and non-GAAP net loss per share. Demandware uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Demandware’s ongoing operational performance. Demandware believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Demandware's industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP net loss and non-GAAP net loss per share exclude expenses related to stock-based compensation and the accretion of redeemable preferred stock. These amounts are often difficult to predict and often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP financial measures that the Company uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Demandware, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 30, 2013	December 31, 2012
ASSETS

Current assets:
Cash and cash equivalents	$69,567	$58,877
Short-term investments	45,658	48,251
Accounts receivable — net of allowance for doubtful accounts and credit memos	20,053	19,214
Prepaid expenses and other current assets	4,571	3,452
Total current assets	139,849	129,794

Property and equipment, net	9,106	8,377
Other assets	1,622	1,157
Total assets	$150,577	$139,328

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of notes payable	$3,218	$3,021
Accounts payable	1,444	3,168
Accrued expenses	17,423	8,348
Deferred revenue	18,766	11,105
Deferred rent	175	127
Total current liabilities	41,026	25,769

Long-term liabilities:
Deferred revenue	18,854	15,647
Notes payable	1,881	2,353
Deferred rent	915	969
Total liabilities	62,676	44,738

Stockholders' equity:
Common stock	309	298
Additional paid-in capital	186,945	170,997
Accumulated other comprehensive gain (loss)	19	(17)
Accumulated deficit	(99,372)	(76,688)
Total stockholders’ equity	87,901	94,590
Total liabilities and stockholders' equity	$150,577	$139,328

Demandware, Inc.
Condensed Consolidated Statements of Operations
(unaudited; in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue:
Subscription	$22,563	$16,250	$62,274	$45,061
Services	1,916	2,456	5,926	8,095

Total revenue	24,479	18,706	68,200	53,156

Cost of revenue:
Subscription	4,325	3,501	12,369	9,407
Services	2,726	2,990	7,706	8,598

Total cost of revenue	7,051	6,491	20,075	18,005

Gross profit	17,428	12,215	48,125	35,151

Operating expenses:
Sales and marketing	12,918	8,496	38,474	24,402
Research and development	5,439	3,935	15,556	11,490
General and administrative	5,840	3,350	16,594	9,751

Total operating expenses	24,197	15,781	70,624	45,643

Loss from operations	(6,769)	(3,566)	(22,499)	(10,492)

Other income (expense):
Interest income	49	50	166	97
Interest expense	(55)	(109)	(202)	(263)
Other income (expense)	628	193	325	(455)

Other income (expense), net	622	134	289	(621)

Loss before income taxes	(6,147)	(3,432)	(22,210)	(11,113)
Income tax expense	110	39	474	235

Net loss	$(6,257)	$(3,471)	$(22,684)	$(11,348)
Accretion of redeemable preferred stock	-	-	-	(1,172)

Net loss attributable to common stockholders	$(6,257)	$(3,471)	$(22,684)	$(12,520)

Net loss per share attributable to common stockholders,
basic and diluted	$(0.20)	$(0.12)	$(0.75)	$(0.57)

Weighted average common shares outstanding, basic and
diluted	30,710	29,200	30,314	22,158

Demandware, Inc.
Stock-Based Compensation Expense
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Cost of subscription revenue	$84	$57	$294	$119
Cost of services revenue	274	233	889	492
Sales and marketing	1,055	559	3,130	1,236
Research and development	815	484	2,550	1,035
General and administration	1,261	856	3,970	1,920

Total	$3,489	$2,189	$10,833	$4,802

Demandware, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,257)	$(3,471)	$(22,684)	$(11,348)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,098	892	3,293	2,432
Gain on disposal of property and equipment	-	(3)	-	(3)
Re-measurement of preferred stock warrant liability	-	-	-	426
Bad debt expense	380	-	433	-
Stock-based compensation	3,489	2,189	10,833	4,802
Deferred rent expense	-	144	(9)	382
Other non-cash reconciling items	157	65	467	93
Changes in operating assets and liabilities:
Accounts receivable	(245)	(1,039)	(1,272)	1,296
Prepaid expenses and other current assets	(81)	(385)	(544)	(1,259)
Other long term assets	(245)	78	(286)	182
Accounts payable	(648)	(134)	(1,437)	733
Accrued expenses	4,594	1,167	9,008	1,442
Deferred revenue	208	134	10,867	4,545

Net cash provided by (used in) operating activities	2,450	(363)	8,669	3,723

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(365)	(503)	(4,335)	(3,659)
Purchase of marketable securities	(17,045)	(21,258)	(47,694)	(46,577)
Sale and maturity of marketable securities	11,214	9,499	49,823	9,499
Increase in restricted cash and other assets	(13)	(3)	(167)	(168)

Net cash used in investing activities	(6,209)	(12,265)	(2,373)	(40,905)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts and commissions	-	-	-	94,116
Proceeds from exercise of stock options	3,565	627	5,126	1,030
Deferred offering costs	-	(96)	-	(1,561)
Proceeds from issuance of notes payable	-	157	1,997	2,757
Payments of equipment notes	(714)	(712)	(2,146)	(1,977)
Payments of software financing agreement	(239)	(242)	(706)	(242)

Net cash provided by (used in) financing activities	2,612	(266)	4,271	94,123

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	204	43	123	6

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(943)	(12,851)	10,690	56,947

CASH AND CASH EQUIVALENTS — Beginning of period	70,510	84,737	58,877	14,939

CASH AND CASH EQUIVALENTS — End of period	$69,567	$71,886	$69,567	$71,886

Demandware, Inc.
Calculation of Non-GAAP Operating Loss, Non-GAAP Net Loss, and Non-GAAP Net Loss Per Share
(unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating loss:
GAAP operating loss	$(6,769)	$(3,566)	$(22,499)	$(10,492)
Add back:
Stock-based compensation	3,489	2,189	10,833	4,802
Non-GAAP operating loss	$(3,280)	$(1,377)	$(11,666)	$(5,690)

Net loss:
GAAP net loss	$(6,257)	$(3,471)	$(22,684)	$(11,348)
Add back:
Stock-based compensation	3,489	2,189	10,833	4,802
Non-GAAP net loss	$(2,768)	$(1,282)	$(11,851)	$(6,546)

Non-GAAP net loss per share, basic and diluted	$(0.09)	$(0.04)	$(0.39)	$(0.30)

CONTACT:
Investor Relations Contact:
Erica Smith
Vice President, Investor Relations, Demandware
Office: 781-425-1222
Email: esmith@demandware.com